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                           NONNEGOTIABLE PROMISSORY NOTE

$600,000                                                         January 5, 1999

     FOR VALUE RECEIVED, THERMOVIEW INDUSTRIES, INC., a Delaware corporation ("Maker"), hereby promises to pay the principal sum of SIX HUNDRED THOUSAND DOLLARS ($600,000.00) to Charles L. Smith ("Payee"). Principal and interest are payable in lawful money of the United States by certified checks or other means of immediately available funds at 290 County Highway 231, Orange Grove, Texas 78372.

     Interest accrued on the outstanding balance of this Note shall be payable on the first day of each quarter, with the first such payment due April 1, 1999. The principal of this Note shall be paid as follows: (i) One Hundred Fifty Thousand Dollars ($150,000) shall be paid on January 5, 2000; (ii) One Hundred Fifty Thousand Dollars ($150,000) shall be paid on January 5, 2001; and Three Hundred Thousand Dollars ($300,000) shall be paid on January 5, 2002. Notwithstanding anything contained herein to the contrary, the unpaid principal and all accrued and unpaid interest shall be due and payable in full upon any public offering of Maker common stock whereby Maker sells shares of Maker common stock pursuant to an effective registration statement. The unpaid principal amount of this Note shall bear interest, compounded annually, at 5.00% per annum (the "Interest Rate"). If default is made in any payment hereof and such default is not cured within fifteen (15) days after notice thereof, the holder hereof shall impose a late charge at the per annum rate equal to five percent (5%) in excess of the Interest Rate.

     This Note may be prepaid by the Maker hereof in whole or in part without premium or penalty. The Maker hereof hereby waives presentment, demand, notice of dishonor, protest, notice of protest and non-payment. This Note has been delivered pursuant to a Stock Purchase Agreement dated as of the date hereof (the "Purchase Agreement") by and between Maker, Payee and others.

     PAYMENT OF PRINCIPAL AND INTEREST ON THIS NOTE IS EXPRESSLY SUBJECT TO MAKER'S RIGHTS OF OFFSET SET FORTH IN SECTION 9.7 OF THE PURCHASE AGREEMENT. THIS NOTE IS SUBORDINATE TO THE RIGHTS OF PNC BANK, NATIONAL ASSOCIATION ("PNC") PURSUANT TO THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG MAKER, PAYEE AND PNC.

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     This Note shall be governed and construed in accordance with the laws of the Commonwealth of Kentucky without regard to conflicts of law principles.

                              THERMOVIEW INDUSTRIES, INC.


                              By:  /s/ Stephen A. Hoffmann
                                   ------------------------------------
                                   Stephen A. Hoffmann, Chief Executive
                                   Officer

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